Exhibit 99.1

BOQI International Medical Inc. Announces Third Quarter 2020 Financial Results

NEW YORK, November. X, 2020 (GLOBE NEWSWIRE) -- BOQI International Medical Inc. (NASDAQ: BIMI) (“BIMI” or the “Company”) today announced its financial results for the third quarter and nine months ended September 30, 2020.

“We have made good progress in line with our new business, especially the online-to-offline strategy. We opened our first retail pharmacy store in Chongqing at the end of June 2020, then gradually opened five more stores in the latter part of the third quarter,” said Mr. Tiewei Song, Chief Executive Officer and President of BOQI International Medical Inc. “We are also developing our online healthcare platform. We plan to connect the platform with pharmacies, hospitals and other medical institutions to further strengthen our capabilities in online and offline healthcare services.”

Revenues

Revenues for the three months ended September 30, 2020 and 2019 were $3,091,071 and $208,402, respectively. The Company’s revenues for the three months ended September 30, 2020 were principally attributable to wholesale sales of medical devices and generic drugs by our newly acquired Guanzan Group. The Company’s revenues for the three months ended September 30, 2019 were attributable to the sales of products manufactured by the NF Group and from energy saving technical services and product collaboration processing services performed by the NF Group, which we sold in June 2020. Revenues from the wholesale medical devices segment and the wholesale medicine segment for the three months ended September 30, 2020 were $670,296 and $2,391,674, respectively. Revenues from the retail pharmacy segment for the three months ended September 30, 2020 were $29,101.

Revenues for the nine months ended September 30, 2020 and 2019 were $7,317,449 and $1,120,804, respectively. The 553% increase in revenues is attributable to the acquisition of the Guanzan Group in late March 2020. Revenues from the wholesale medicine segment for the nine months ended September 30, 2020 were $4,698,985 and revenues from the wholesale medical device segment for the nine months ended September 30, 2020 were $2,567,029. Revenues from the retail pharmacy segment for the nine months ended September 30, 2020 were $42,898.

Cost of Revenues

Cost of revenues for the three months ended September 30, 2020 and 2019 were $2,833,793 and $281,014, respectively, reflecting the impact of the acquisition of the Guanzan Group. For the three months ended September 30, 2020, the cost of revenues of the wholesale medical devices segment was $586,939. For the three months ended September 30, 2020, the cost of revenues of our wholesale medicine segment was $2,032,947. For the three months ended September 30, 2020, the cost of revenues for retail pharmacy segment was $227,883, which included an inventory impairment charge of $202,981.

Cost of revenues for the nine months ended September 30, 2020 and 2019 were $6,240,962 and $1,030,862, respectively. For the nine months ended June 30, 2020, the cost of revenues of our wholesale medical devices segment was $2,051,563. For the nine months ended September 30, 2020, the cost of revenues of our wholesale medicine segment was $3,759,707. For the nine months ended September 30, 2020, cost of revenues of our retail pharmacy segment was $426,293, which included an inventory write-off of $390,923.

Gross Profit

For the three months ended September 30, 2020, the Company had a gross profit margin of 8.32% compared with a negative gross profit margin of 34.84 % in the quarter ended September 30, 2019. On a sequential basis, gross profit decreased by 14.07% from the second quarter of 2020, due to the decrease in revenues from high gross profit wholesale medical devices segment. The gross profit margin of the wholesale medical devices and wholesale medicine segments for three months ended September 30, 2020 were 12.44% and 15%, respectively. The retail pharmacy segment’s cost of revenues exceeded its revenues by $198,782 in the quarter.

For the nine months ended September 30, 2020, the Company had a gross profit margin of 14.71% compared with a gross profit margin of 8.02% in the first nine months of 2019. The improvement in the gross profit margin in the first nine months ended September 30, 2020 is mainly due to the inclusion of the revenues from the wholesale medical devices and wholesale medicine segments since the acquisition in March 2020. The gross profit margin of the wholesale medical devices and wholesale medicine segments for nine months ended September 30, 2020 were 20.08% and 19.99%, respectively. The retail pharmacy segment’s cost of revenues exceeded its revenues by $383,395 in the nine-month period ended September 30, 2020.

Operating Expenses

Operating expenses were $1,689,962 for the three months ended September 30, 2020 compared to $359,307 for the same period in 2019, an increase of $1,330,655. The increase is mainly due to the additional amortization of the discounted convertible notes and intangible assets and impairment loss of intangible asset.

Operating expenses were $6,579,201 for the nine months ended September 30, 2020 compared to $1,607,763 for the same period in 2019, an increase of $ 4,975,922 or 309%. Operating expenses for the nine months ended September 30, 2020 consist mainly of amortization of the discounted convertible notes, amortization of intangible assets, meeting and promotional expenses, pharmaceutical and medical device industry compliance management expenses, legal fees, convertible note issuance-related costs in the amount of $211,425 and other professional service fees. The Company also reduced the contingent consideration payable to the former shareholders of Lasting (the parent of Boqi Zhengji) by $5,655,709, following a re-evaluation of such commitment.

Operating expenses also included a $903,573 impairment loss with respect to the intangible assets recognized in the acquisition of Boqi Zhengji.

Other Income

For the three months ended September 30, 2020, the Company reported other income of $5,247 and other interest expense of $339,780, as compared to other income of $58,718 and other interest expense of $ 466,582 for the three months ended September 30, 2019.

For the nine months ended September 30, 2020, the Company reported other income of $6,973,409 and other interest expense of $717,226 compared to other income of $11,021 and other interest expense of $717,226 in the nine months ended September 30, 2019. Other income in the nine months ended September 30, 2020 includes the gain generated from the disposal of the NF Group.

Net Profit (Loss)

For the three months ended September 30, 2020, the Company reported a net loss of $1,860,573 compared to a net loss of $547,689 for the same period of 2019. For the nine months ended September 30, 2020, the Company reported a net profit of $611,090 compared to a net loss of $1,973,382 for the same period in 2019.

Liquidity and Capital Resources

On September 30, 2020, the Company had cash and cash equivalents of $11, 585,325 compared to cash and cash equivalents of $36,363 on December 31, 2019. As of September 30, 2020, the Company had negative working capital of $5,439,912 as compared to negative working capital of $500,765 on December 31, 2019.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

About BOQI International Medical Inc.

BOQI International Medical Inc. (formerly known as NF Energy Saving Corporation) (NASDAQ: BIMI) was founded in 2006. In February 2019, the Board of Directors of the company was reorganized with a focus on the health industry. The Company is now exclusively a healthcare products provider, offering a broad range of healthcare products and related services. For more information about BOQI International Medical, please visit www.usbimi.com.

Safe Harbor Statement

Certain matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties including, but not limited to, the Company’s ability to achieve profitable operations, its ability to continue to operate as a going concern, its ability to continue to meet NASDAQ continued listing requirements, the effects of the spread of the Coronavirus (COVID-19), the demand for the Company’s products and the Company’s customers’ economic condition, risk of operations in the People’s Republic of China, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the United States Securities and Exchange Commission. Investors are urged to read the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 for further information about the Company’s financial results, liquidity and capital resources.

IR Contact:

Dragon Gate Investment Partners LLC

Tel: +1(646)-801-2803

Email: BIMI@dgipl.com

BOQI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$11,585,321	$36,363
Restricted cash	1,365	311
Accounts receivable, net	3,935,514	24,840
Advances to suppliers	2,251,811	1,252
Amount due from related parties	-	1,350
Inventories, net	4,195,247	707,526
Prepayments and other receivables	3,495,570	59,333
Assets from discontinued operations	-	21,218,983
Total current assets	25,464,828	22,049,958

NON-CURRENT ASSETS
Deferred tax assets	165,995	-
Property, plant and equipment, net	854,897	38,641
Intangible assets, net	642,741	7,973,179
Goodwill	6,443,170	-
Total non-current assets	8,106,803	8,011,820

TOTAL ASSETS	$33,571,631	$30,061,778

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$866,297	$-
Long-term loans due within one year	185,147	-
Convertible promissory notes, net	3,616,330	107,383
Derivative liability	1,173,505	1,272,871
Accounts payable, trade	6,790,000	641,927
Advances from customers	710,515	67,975
Amount due to related parties	586,027	305,760
Taxes payable	308,920	861
Other payables and accrued liabilities	5,788,175	6,044,378
Liabilities from discontinued operations	-	13,108,038
Total current liabilities	20,024,916	21,549,193

Long-term loans - non-current portion	138,632	-

TOTAL LIABILITIES	20,163,548	21,549,193

EQUITY
Common stock, $0.001 par value; 50,000,000 shares authorized; 10,505,821 and 9,073,289 shares issued and outstanding as of September 30 2020 and December 31, 2019, respectively	10,506	9,073
Additional paid-in capital	24,081,799	15,643,825
Statutory reserves	-	2,227,634
Accumulated deficit	(10,834,660)	(10,881,667)
Accumulated other comprehensive income	26,633	1,683,770
Total BOQI International Medical Inc.’s equity	13,284,278	8,682,635

NON-CONTROLLING INTERESTS	123,805	(170,050)

Total equity	13,408,083	8,512,585

Total liabilities and equity	$33,571,631	$30,061,778

BOQI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (GAIN)/LOSS

(UNAUDITED)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2020	2019	2020	2019

REVENUES	3,091,071	208,402	7,317,449	1,120,804

COST OF REVENUES	2,833,793	281,014	6,240,962	1,030,862

GROSS PROFIT/(LOSS)	257,278	(72,612)	1,076,487	89,942

OPERATING EXPENSES:
Sales and marketing	377,977	33,096	1,028,746	119,820
General and administrative	1,311,985	326,211	5,554,939	1,487,943
Total operating expenses	1,689,962	359,307	6,583,685	1,607,763

LOSS FROM OPERATIONS	(1,432,684)	(431,919)	(5,507,198)	(1,517,821)

OTHER INCOME (EXPENSE)
Interest expense	(339,780)	(174,488)	(717,226)	(466,582)
Other income	5,247	58,718	6,973,409	11,021
Total other income (expense), net	(334,533)	(115,770)	6,256,183	(455,561)

INCOME (LOSS) BEFORE INCOME TAXES	(1,767,217)	(547,689)	748,985	(1,973,382)

PROVISION FOR INCOME TAXES	93,356	—	137,895	—

NET INCOME (LOSS)	(1,860,573)	(547,689)	611,090	(1,973,382)
Less: net income (loss) attributable to non-controlling interest	49,374	(3,220)	75,648	777
NET INCOME (LOSS) ATTRIBUTE TO BOQI INTERATIONAL MEDICAL INC.	$(1,909,947)	$(544,469)	$535,442	$(1,974,159)
OTHER COMPREHENSIVE INCOME(LOSS)
Foreign currency translation adjustment	(108,236)	(271,289)	34,802	(244,964)
TOTAL COMPREHENSIVE INCOME(LOSS)	(1,968,809)	(818,978)	645,892	(2,218,346)
Less: comprehensive income (loss) attributable to non-controlling interests	1,193	(1,260)	(1,408)	3,286
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO BOQI INTERNATIONAL MEDICAL INC.	$(1,970,002)	$(817,718)	$647,300	$(2,221,632)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	10,505,821	8,073,289	9,987,848	7,871,824

INCOME (LOSS) PER SHARE
Basic and diluted	$(0.19)	$(0.07)	$0.06	$(0.25)

BOQI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES

(CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (Loss)	$611,090	$(1,973,382)
Adjustments to reconcile net income/(loss) to cash used in operating activities:
Depreciation and amortization	810,264	716,433
(Profit) on disposal of property	(6,944,469)	(43,712)
Allowance for doubtful accounts	(263,260)	(75,203)
Amortization of discount of convertible promissory notes	1,950,901	1,239
Change in derivative liabilities	43,224	2,132
Impairment loss from construction in progress	-	24,803
Allowance for inventory provision	390,923	-
Impairment loss of intangible assets	903,573	-

Change in operating assets and liabilities
Accounts receivable	(1,284,400)	970,444
Advances to suppliers	418,847	-
Inventories	(2,928,419)	(634,860)
Prepayments and other receivables	(1,245,981)	(67,709)
Accounts payable, trade	4,844,674	(284,077)
Advances from customers	(707,586)
Taxes payable	(9,368)	55,943
Other payables and accrued liabilities	594,793	371,982
Net cash used in operating activities	(2,815,194)	(935,967)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from acquisition of Guanzan Group	95,220	-
Proceeds from disposal of property, planet, and equipment	-	50,063
Purchase of property, planet, and equipment	(121,176)	-
Cash received from sale of NF Group	10,375,444	-
Repayment from related party loan	-	540,294
Loan to related party	-	(1,161,458)
Net cash provided by (used in) investing activities	10,349,488	(571,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible promissory notes	3,457,325	-
Proceeds from short-term loans	27,371	5,835,897
Repayment of short-term loans	(65,516)	(5,838,815)
Repayment of long-term loans	(48,164)	-
Amount financed by related parties	173,547	1,591,910
Net cash provided by financing activities	3,544,563	1,588,992

EFFECT OF EXCHANGE RATE ON CASH	471,155	(33,401)

INCREASE IN CASH	11,550,012	48,523

CASH AND CASH EQUIVALENTS, beginning of period	36,674	197,356

CASH AND CASH EQUIVALENTS, end of period	$11,586,686	$245,879

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$42,130	$-
Cash paid for interest expense, net of capitalized interest	$62,636	$434,198

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Issuance of common shares for the equity acquisition of Chongqing Guanzan Technology Co., Ltd.	$2,717,000	$-
Goodwill recognized from the equity acquisition of the Boqi Group	$6,443,170	$2,040,000
Outstanding payment for the equity acquisition of Chongqing Guanzan Technology Co., Ltd.	$4,414,119	$-
Common shares to be issued upon conversion of convertible promissory notes	$5,160,473	$-